Form of Note, which was previously filed as an exhibit to Registrants Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-129325) as filed with the Securities & Exchange Commission on December 7, 2005 and incorporated herein by reference.

Form of Supplemental Indenture of Trust, which was previously filed as an exhibit to Registrants Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-129325) as filed with the Securities & Exchange Commission on December 7, 2005 and incorporated herein by reference.

Indenture of Trust, which was previously filed as an exhibit to Registrants Pre-Effective Amendment No. 2 to its
Registration Statement on Form N-2 (File No. 333-122381) as filed with the Securities and Exchange Commission on March 16, 2005 and incorporated herein by reference.